AMENDMENT and JOINDER TO THE GLOBAL CUSTODIAL SERVICES AGREEMENT

Citibank, N.A. acting as custodian through its offices in New York (the "Custodian") has entered into a Global Custodial Services Agreement (the "Custody Agreement") with the Victory Portfolios acting for and on behalf of each Fund (as defined in the Custody Agreement) dated August 5th, 2008, together with any Fund Appendix and amendments made thereto. A copy of the Custody Agreement and Fund Appendix is annexed hereto.

Compass EMP Funds Trust wishes to obtain custodial services from the Custodian under precisely the same terms and conditions as agreed between the Victory Portfolios and the Custodian under the Custody Agreement.

In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, Citibank, N.A. as Custodian, the Victory Portfolios, and Compass EMF Funds Trust each agree to the following:

1. The first sentence which comprises the first paragraph of the Custody Agreement on page one of the Custody Agreement and begins, "THIS GLOBAL CUSTODIAL SERVICES AGREEMENT" shall be stricken and replaced with the following:

> "THIS MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT (the "Agreement") is made on August 19, 2015, by and between Citigroup, N.A. acting through its offices located in New York (the "Custodian") and, severally and not jointly, the Victory Portfolios and Compass EMP Funds Trust, each a Delaware Statutory Trust, located in Delaware (each a "Trust") on behalf of each open-ended management investment company listed underneath the name of that Trust on the Funds Appendix to this Agreement, as amended from time to time (each a "Fund" and collectively with the Trust acting on behalf of such Funds, a "Client").
>
> It is understood and agreed that this document shall constitute a separate agreement between Custodian and each Trust listed above, as if each Trust listed above had executed a separate document naming only itself as Client, and that no Trust listed above shall have any liability under this document for the obligations of any other Trust so listed, and the term "this Agreement" shall be construed accordingly. For the avoidance of doubt, there shall be no cross-liability or cross-collateralization between the entities set forth above or on the Fund Appendix hereto. In the event the Global Custodial Services Agreement is terminated between either the Trusts listed above and the Custodian, the equivalent agreement between the Custodian and the remaining Trust shall continue in full force and effect unless and until either party hereto terminates such agreement in accordance with the terms herein."

2. The Compass EMP Funds Trust and the Custodian agree as follows:

2.1 The Custodian agrees to provide global custodial services to Compass EMP Funds Trust and agrees to be bound by the terms, conditions and provisions of, the Custody Agreement and amendments thereto, including the terms of this Amendment and Joinder, as if signed directly between the Custodian and Compass EMP Funds Trust and such terms, conditions and provisions are incorporated herein in their entirety by this reference.

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This agreement is executed as of August 19th, 2015 by the Victory Portfolios, Compass EMP Funds Trust, and by Citibank N.A. through its offices in New York.

CITIBANK N.A. through its offices in New York

By: [signature]

Name: DEBORAH MERCER-MILLER

VICE PRESIDENT

CITI TRANSACTION SERVICES

388 GREENWICH STREET

NEW YORK, NY 10013

212-816-6861

Title:

THE VICTORY PORTFOLIOS, ACTING FOR AND ON BEHALF OF EACH FUND

By: [signature]

Name: Christopher K Dyer

Title: President

COMPASS EMP FUNDS TRUST, ACTING FOR AND ON BEHALF OF EACH FUND

By: [signature]

Name: Christopher K Dyer

Title: President

citi

FUND APPENDIX

As of August 19th, 2015

The Victory Portfolios
Victory Newbridge Global Equity Fund
Victory Expedition Emerging Markets Small Cap Fund
Victory Trivalent International Fund-Core Equity
Victory Trivalent International Small-Cap Growth Fund
Victory Trivalent Emerging Markets Small-Cap Fund

Compass EMP Funds Trust
Compass EMP International 500 Volatility Weighted Fund
Compass EMP Emerging Market 500 Volatility Weighted Fund
Compass EMP International 500 Enhanced Volatility Weighted Fund
Compass EMP U.S. 500 Volatility Weighted Fund
Compass EMP U.S. Small Cap 500 Volatility Weighted Fund
Compass EMP U.S. 500 Enhanced Volatility Weighted Fund
Compass EMP REC Enhanced Volatility Weighted Fund
Compass EMP Commodity Strategies Volatility Weighted Fund
Compass EMP Commodity Strategies Enhanced Volatility Weighted Fund
Compass EMP Long/Short Strategies Fund
Compass EMP Market Neutral Income Fund
Compass EMP Enhanced Fixed Income Fund
Compass EMP Ultra Short-Term Fixed Income Fund
Compass EMP Multi-Asset Balanced Fund
Compass EMP Multi-Asset Growth Fund
Compass EMP Alternative Strategies Fund
Compass EMP US High Dividend 100 Volatility Weighted Fund
Compass EMP US EQ Income 100 Enhanced Volatility Weighted Fund

CITIBANK, N.A.

By: [signature]

Name: DEBORAH MERCER-MILLER
VICE PRESIDENT
CITI TRANSACTION SERVICES
388 GREENWICH STREET
NEW YORK, NY 10013
212-816-6861

Title:

THE VICTORY PORTFOLIOS ACTING FOR AND ON BEHALF OF EACH FUND

By: [signature]

Name: Christopher K Dyer

Title: President

COMPASS EMP FUNDS TRUST ACTING FOR AND ON BEHALF OF EACH FUND

By: [signature]

Name: Christopher K Dyer

Title: President